Exhibit 24(b)(9)(a)

                                AMENDMENT NO. 11
                                       TO
              THE TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT
                                     BETWEEN
                              THE AAL MUTUAL FUNDS
                                       AND
                              FIRSTAR TRUST COMPANY

Effective January 8, 1997, the Transfer and Dividend Disbursing Agent Agreement ("Agreement"), dated June 15, 1987, between The AAL Mutual Funds and Firstar Trust Company (f/k/a First Wisconsin Trust Company) is amended as follow:

  1. Schedule A (Mutual Fund Shareholder Service Fee Schedule) to the Agreement, effective as of January 8, 1997, is amended to add The AAL High Yield Bond Fund.

An amended Schedule A, effective as of January 8, 1997, is attached hereto. All other provisions of this Agreement, as amended, shall be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 11 to be signed by their duly authorized officers.

  ATTEST:                          FIRSTAR TRUST COMPANY



  By___________________________             By____________________________


  ATTEST:                                   THE AAL MUTUAL FUNDS



  By___________________________             By____________________________
      Robert G. Same, Secretary                 H. Michael Spence, President



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                                   SCHEDULE A
                                       TO
           THE AAL MUTUAL FUNDS TRANSFER AND DIVIDEND DISBURSING AGENT
                   AGREEMENT BETWEEN THE AAL MUTUAL FUNDS AND
                        FIRSTAR TRUST COMPANY, AS AMENDED

                              FIRSTAR TRUST COMPANY
                        MUTUAL FUND SHAREHOLDER SERVICES
                     Fee Schedule Effective January 8, 1997

I.       Annual Maintenance Fees

         A. The AAL Capital Growth, Bond, Municipal Bond; Mid Cap Stock (f/k/a The AAL Smaller Company Stock Fund); Utilities; International; Small Cap Stock; and High Yield Bond (added January 8, 1997) Funds

$ 13.00 per account, first 50,000 open accounts $ 12.75 per account, next 100,000 open accounts $ 12.50 per account, balance of open accounts $ 6.00 per closed account

         B.  The AAL Target Funds

$  6.00 per open/closed account

         C.  The AAL Money Market Fund

$ 15.00 per open account
$  6.00 per closed account

II.      Money Market Fund Drafts

$ 1.50 each

III.     ACH (Automatic Clearing House)

$  125.00 per cycle
$  0.50 account set-up/change
$  0.35 per item (EFT to account)
$  3.25 per correction/reversal/return


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IV.      IRA/403(b) Maintenance
$ 12.50 per IRA or 403(b) account
$ 25.00 cap for multiple IRA or 403(b) accounts with same social security number (Firstar will charge $12.50 per IRA or 403(b) account, with a $25.00 cap for multiple IRA or 403(b) accounts with the same social security number.

V.       IRA/403(b) Miscellaneous

Systematic Withdrawals - no charge Direct Stock Rollovers - no charge Transfers Out - no charge Total Liquidations - no charge Partial Liquidations - no charge Transfers In - no charge

VI.      Other

Outgoing Wires             $10.00 per wire
                           $20.00 stop payment/return item fee

All fees not paid by shareholders are billed monthly.

Out-of-pocket expenses are billed monthly.